                                                                Exhibit 3.1(iii)

STATE OF WASHINGTON                                ARTICLES OF AMENDMENT

SECRETARY OF STATE                                 WASHINGTON PROFIT CORPORATION

                            Filed Secretary of State

                                    Sam Reed

                               September 21, 2011

                               STATE OF WASHINGTON

                                UBI: 602-448-859

Person to contact about the filing         Daytime Phone Number (with area code)

Richard C. Landerman                       (801) 550-1018
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Name of Corporation

ORO-PLATA RESOURCES, INC.
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Effective Date of Articles of Amendment: Upon filing by the Secretary of State
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Articles of Amendment were Adopted by:

Board of Directors.  Shareholders action was not required.
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           Amendments to the Articles of Incorporation are as follows;

The name of the corporation is changed to Voz Mobile Cloud Ltd.

SIGNATURE OF OFFICER

This document is hereby executed under penalties of perjury, and is, to the best of my knowledge, true and correct.

/s/ Lawrence Lee                   Lawrence Lee               September 15, 2011
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